Exhibit 99.1

News Release

Aerojet Rocketdyne Holdings, Inc. to Acquire Coleman Aerospace; Expanding into Target Missile Vehicle Business

EL SEGUNDO, Calif., – Feb. 22, 2017 – Aerojet Rocketdyne Holdings, Inc. (NYSE: AJRD) announced today that it has signed a definitive agreement to purchase Coleman Aerospace from L3 Technologies, Inc. for $15 million in cash, subject to customary adjustments. The transaction is expected to close by the end of the month. Coleman Aerospace will operate as a subsidiary of Aerojet Rocketdyne, Inc. and will be renamed Aerojet Rocketdyne Coleman Aerospace, Inc. (“Coleman”).

Coleman, founded in 1980, is an innovative systems engineering and integration provider. Both a prime contractor and subcontractor, Coleman provides a variety of suborbital launch vehicles, payloads, and launch services. Coleman develops and integrates air- and ground-launched ballistic missile targets and mission planning for the U.S. Missile Defense Agency, and hypersonic testing for the U.S. Air Force Research Laboratory.

The acquisition builds upon and expands Aerojet Rocketdyne’s capabilities in mission analysis and systems engineering and increases its product portfolio to include vehicle integration for small-, medium-, and intermediate-range ballistic missile targets and other small launch vehicles. The Coleman business is expected to generate approximately $40 million in revenue in 2017.

“The addition of Coleman’s vehicle integration expertise supports our growth strategy for offering an expanded range of products and services to the defense and space markets,” said Aerojet Rocketdyne Holdings, Inc. CEO and President Eileen Drake. “This deal represents a sound investment in both advanced technologies and new capabilities that build upon our decades of experience as the nation’s leading propulsion provider. We respect the long-standing reputation for quality and customer focus that Coleman has built in the aerospace industry and in the Orlando community, and we are thrilled to welcome them to our company.”

Coleman will operate at its existing location in Orlando, Florida and will assume the new Space Coast Integration & Test facility lease at Cape Canaveral Air Force Station in Florida. A ribbon cutting ceremony to officially open the Space Coast facility is planned for this Friday, Feb. 24, 2017.

Aerojet Rocketdyne has nearly 5,000 employees at 14 sites around the country, including approximately 400 employees at its facility in West Palm Beach, Florida.

About Aerojet Rocketdyne Holdings, Inc.

Aerojet Rocketdyne Holdings, Inc., headquartered in El Segundo, California, is an innovative technology-based manufacturer of aerospace and defense products and systems, with a real estate segment that includes activities related to the entitlement, sale, and leasing of the company’s excess real estate assets. More information can be obtained by visiting the company’s website at www.aerojetrocketdyne.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “plan,” “expect,” “strategy,” “future,” “may,” “will,” and similar references to future periods. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected depending on a number of risks, uncertainties and other factors. Such risks, uncertainties and other factors include, among other things: economic and financial conditions; changes in customer demand and requirements; the possibility that the pending acquisition does not close at the expected time; the ability to integrate the acquired operations; cancellation or material modification of one or more contracts; changes in labor costs and labor difficulties; and the ability to implement the anticipated business plans following closing. Forward-looking statements in this press release should be evaluated together with the many factors that affect Aerojet Rocketdyne Holdings, Inc.’s business as described in more detail in its annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact information:

Investors: Paul Lundstrom, Chief Financial Officer, 310-252-8142

Investor Relations: Pete Knudsen, Director, Investor Relations, 916-355-2252

Media: Glenn Mahone, Vice President, Communications, 202-302-9941